================================================================================


                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

Member:                                                                                     Securities Commission Building
Canadian Institute of Chartered Accountants                                                   PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia                                Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)
                                                                                               Vancouver, British Columbia
Registered with:                                                                                            Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)                                         Telephone:  (604) 662-8899
Canadian Public Accountability Board (CPAB)                                                           Fax:  (604) 662-8809
Canada  - British Columbia Public Practice Licence                                                Email:  moenca@telus.net
--------------------------------------------------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Shareholders and Directors of
    Gemstar Resources Ltd.  (An Exploration Stage Enterprise)

We have audited the Balance Sheet of Gemstar Resources Ltd. (An Exploration Stage Enterprise) as at January 31, 2004 and the Statements of Income, Retained Earnings (Deficit), Cash Flows, and stockholders' equity for the year ended January 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2004 and the results of its operations and the cash flows for the year ended January 31, 2004 in accordance with Canadian generally accepted accounting principles applied on a consistent basis, and as reconciled to United States generally accepted accounting principles in Note 9 to the accompanying notes to the financial statements.

The audited financial statements as of January 31, 2003 and for the year then ended for Gemstar Resources Ltd. were audited by other auditors who expressed no reservation in their opinion to the financial statements dated May 10, 2003.



                                                            "Moen and Company"

                                                                 "Signed"

                                                         Chartered Accountants

Vancouver, British Columbia, Canada
July 6, 2004


                      Independent Accountants and Auditors

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
BALANCE SHEET
January 31, 2004
(With Comparative Figures as at January 31, 2003)
(In Canadian Dollars)

=================================================================================================================
                                                                                 2004                  2003
                                                                            ---------------       ---------------
ASSETS
Current Assets
         Cash  (Note 2(g))                                                $             587   $             1,854
         Cash in lawyers' trust account (Note 2(g))                                     354                    --
         Deposit on credit card  (Note 2(g))                                          6,900                 6,900
         GST receivable                                                               2,458                 1,790
-----------------------------------------------------------------------------------------------------------------

                       TOTAL CURRENT ASSETS                                          10,299                10,544

Advance for exploration expenditures (Note 7)                                       152,000               152,000

Fixed Assets, net (Note 2)                                                            1,157                    --

Investment in mineral property (Note 6)                                               4,206                    --
-----------------------------------------------------------------------------------------------------------------

                       TOTAL ASSETS                                       $         167,662   $          162,544
=================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
         Accounts payable and accrued liabilities                         $           99,255  $            100,883
         Loans from related parties (Note 4)                                         684,644               722,302
-----------------------------------------------------------------------------------------------------------------
                       TOTAL CURRENT LIABILITIES                                     783,899               823,185
------------------------------------------------------------------------------------------------------------------

Shareholders' Equity
         Share capital (Note 3)
                Authorized:
                  100,000,000 common shares without par value
                Issued:
                   5,651,714 common shares (
                   January 31, 2003 - 5,651,714 common shares)                     1,113,471             1,113,471
                Loans from related party (Note 4)                                    106,754                    --
         Retained earnings, accumulated during the development stage
         (Notes 1 & 2(j))                                                         (1,836,462)           (1,774,112)
------------------------------------------------------------------------------------------------------------------
                       TOTAL SHAREHOLDERS' EQUITY                                   (616,237)             (660,641)
------------------------------------------------------------------------------------------------------------------

                       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $          167,662   $           162,544
===================================================================================================================

                                   Nature and continuance of operations: Note 1

APPROVED ON BEHALF OF THE BOARD:

                       "Linda Smith"        Chief Executive Officer, Director
                       --------------------
                       "Shannon Krell"      Chief Financial Officer, Director
                       --------------------


See Accompanying Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF INCOME
For the Year Ended January 31, 2004
(With Comparative Figures for the Year Ended January 31, 2003)
(In Canadian Dollars)

===================================================================================================================
                                                                                 2004               2003
                                                                           ---------------     -------------
GENERAL AND ADMINISTRATION EXPENSES
      Amortization                                                        $              496  $             --
      Audit fees                                                                       2,700             8,390
      Bank charges and interest                                                          604               292
      Consulting                                                                       1,035                --
      Filing and transfer agent fees                                                     711               647
      Legal fees                                                                       1,218                --
      Management fees                                                                 30,000            30,000
      Office expense                                                                  23,401            20,871
      Travel and promotion                                                             2,185             2,232
-------------------------------------------------------------------------------------------------------------------
                                                                                      62,350            62,432
-------------------------------------------------------------------------------------------------------------------
LOSS BEFORE BELOW ITEM                                                               (62,350)          (62,432)
      Write off interest in mineral claims dropped                                         --         (200,000)

NET LOSS FOR THE YEAR                                                     $          (62,350)  $      (262,432)
===================================================================================================================


Weighted Average Number of Shares Outstanding
                        Basic                                                      5,651,714         5,652,000
===================================================================================================================
                        Diluted                                                    5,651,714         5,652,000
===================================================================================================================
NET PROFIT (LOSS) PER SHARE
                        Basic                                             $            (0.01)  $         (0.05)
===================================================================================================================
                        Diluted                                           $            (0.01)  $         (0.05)
===================================================================================================================




See Accompanying Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF RETAINED EARNINGS
January 31, 2004
(With Comparative Figures for the Year Ended January 31, 2003)
(In Canadian Dollars)

===================================================================================================================

                                                                                 2004                  2003
                                                                          ---------------     -------------------
Net loss for the year                                                   $        (62,350)  $            (262,432)
Retained earnings (Deficit), beginning of year                                (1,774,112)             (1,518,055)
Adjustments to opening retained earnings
         - Cancellation of escrow shares (Note 2(j))                                  --                   6,375

-------------------------------------------------------------------------------------------------------------------
Deficit, end of year                                                    $     (1,836,462)  $          (1,774,112)
====================================================================================================================














See Accompanying Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF CASH FLOWS
For the Year Ended January 31, 2004
(With Comparative Figures for the Year Ended January 31, 2003)
(In Canadian Dollars)

===================================================================================================================
                                                                                 2004                2003
                                                                           ---------------     ---------------
FUNDS DERIVED FROM (APPLIED TO)
Operating activities
         Net loss for the year                                            $        (62,350)  $        (262,432)
         Items not requiring use of cash
                Amortization                                                           496                  --
                Write off interest in mineral claims dropped                            --             200,000
         Changes in non-cash working capital items
                GST receivable                                                        (668)               (217)
                Cash in lawyers' trust account                                        (354)                 --
                Accounts payable and accrued                                        (1,628)             55,143

-------------------------------------------------------------------------------------------------------------------
                                                                                   (64,504)             (7,506)
-------------------------------------------------------------------------------------------------------------------

Investing activities
         Investment in mineral property                                             (4,206)                 --
         Purchase of fixed assets                                                   (1,653)                 --
-------------------------------------------------------------------------------------------------------------------
                                                                                    (5,859)                 --
-------------------------------------------------------------------------------------------------------------------
Financing activities
         Loans from related parties, net                                            69,096               9,052
-------------------------------------------------------------------------------------------------------------------


CASH INCREASE (DECREASE) DURING THE YEAR                                            (1,267)              1,546
CASH, BEGINNING OF YEAR                                                              1,854                 308
-------------------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                                         $            587  $            1,854
===================================================================================================================




See Accompanying Auditors' Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 1.   NATURE AND CONTINUANCE OF OPERATIONS

           The Company was incorporated on March 31, 1998. The Company is in the development stage relating to exploration and development of mineral properties and has not generated any revenues from its planned operations. The deficit has been accumulated during this development stage.

           These financial statement have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $1,842,837 and has a working capital deficit at January 31, 2004 of $773,600. These factors create doubt as to the ability of the Company to continue as a going concern unless sufficient funds are raised for the payment of its current liabilities and for ongoing operations. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern.

Note 2.   SIGNIFICANT ACCOUNTING POLICIES

           a)  Fixed assets and amortization

               The Company records amortization on computer equipment at 30%, on a declining balance basis.



                                                      January 31,
                                            ----------------------------------
                                                   2004              2003
                                            ----------------   ---------------
Cost                                        $      1,653       $           -
Accumulated amortization                             496                   -
------------------------------------------------------------------------------
                                            $      1,157       $           -
==============================================================================

           b)  General and administration expenses

                General  and   administration   expenses   are  written  off  to
                operations as incurred.

           c)    Financial Instruments

                 The Company's financial instruments consist of cash and cash equivalents, GST receivable, prepaid expense and current liabilities. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values. The Company does not have any off-balance sheet debt.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           d)   Translation of Foreign Currency

                The accounts of the Company are translated into Canadian dollars on the following basis:

                -monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date
                -non-monetary assets and liabilities are translated at the rate prevailing when the transaction occurred
                -revenue, general & administration expenses,and gains and losses are translated at the average exchange rate in effect during the period
                -exchange gains or losses from conversion are included in the current net income.
                -depreciation or amortization of assets translated at historical exchange rates are translated at the same exchange rates as the assets to which they relate;

           e)    Use of estimates

                 The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates that affect certain reported amounts and disclosures. Estimates are used for, but are not limited to, the accounting for doubtful accounts, amortization, income taxes, and the recoverability of non-producing mining property capitalized costs and deferred exploration expenditures. Actual results may differ from those estimates.

           f)    Stock-based compensation plan

                 Effective January 1, 2002 the Company adopted, on a prospective basis, CICA HB 3870 stock-based compensation and other stock-based payments, which established standards for the recognition, measurement, and disclosure of stock-based payments made in exchange for goods and services. Stock-based compensation and other stock-based payments require that stock-based payments to non-employees be accounted for using a fair value based method of accounting.

                 The new standards permit, and the Company has adopted, the use of the intrinsic value based method, which recognizes compensation costs for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro forma disclosure of earnings and earnings and earnings per share as if the fair value based method had been adopted. No stock options were issued during the period.

           g)    Cash and cash equivalents

                 Cash and cash equivalents consist of $587 cash deposit in bank, $6,900 security deposit for credit card and $354 cash in lawyers' trust account as at January 31, 2004.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            h)    Mineral Properties

                  Acquisition costs of mineral properties are capitalized by the Company, and are dealt with in the same manner as deferred exploration costs. Mineral property sale proceeds or option payments received for exploration rights are credited firstly to mineral property costs, secondly, as a recovery of deferred exploration costs, and thereafter, recognized as a gain or loss in current operations.

            i)    Values

                  The  amounts  for  deferred   exploration  costs  and  mineral
                  properties represent costs incurred to date and are not intended to reflect present or future values. The recoverability of the amounts shown for mineral properties and deferred exploration costs is dependent on the confirmation of economically recoverable reserves, the ability of the Company to obtain the necessary financing to successfully complete their development, including compliance with the requirements of lenders who may provide this financing from time to time, and upon future profitable operations.

            j)    Restatement of Prior Year Figures

                  On the cancellation of 637,500 escrow shares for the fiscal year ended January 31, 2003, there was no reduction in the dollar amounts of issued share capital. The January 31, 2003, figures have been restated to reflect a reduction in issued share capital of $6,375 and a credit to the retained earnings (deficit) for $6,375 reflecting the cancellation of escrow shares.

Note 3.   SHARE CAPITAL

           a)       Authorized: 100,000,000 common shares without par value

           b)       Issued and outstanding:


                                                             Year Ended January 31,
                                             ---------------------------------------------------
                                                      2004                         2003
                                             -------------------------   -----------------------
                                              Shares            $         Shares           $
                                             ---------      ----------   ---------     ---------
                                             Number of       Total of     Number of     Total of
                                              Common         Capital       Common        Capital
                                              shares          stock        shares         stock
                                             ---------      ----------   ---------     ---------
Balance, January 31, 2003 and 2002           5,651,714     $ 1,113,471   6,289,214   $ 1,119,846
Cancellation of escrow shares (Note 2(j))          --              --     (637,500)       (6,375)
-------------------------------------------------------------------------------------------------
Balance, January 31, 2004 and 2003           5,651,714       1,113,471   5,651,714   $ 1,113,471
=================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 4.   RELATED PARTY TRANSACTIONS

           (a) Loans from related parties of $684,644 as at January 31, 2004 ($722,302 - January 31, 2003) are unsecured, non interest bearing, with no specific terms of repayment. Loans from related party of $106,754.15 as at January 31, 2004 is non interest bearing, and shall mature on January 1, 2006 unless it is converted into equity (each $0.05 of Principal outstanding may be converted into one share) prior to the maturity date.

           (b) Management fees incurred and expenses paid on behalf of the Company for the fiscal year ended January 31, 2004 are as follows:


                               Management    Office     Travel&
                                  Fees      Expenses   Promotion     Total
                               ---------    --------   ---------    --------
          Darcy Krell          $  30,000   $  21,301   $   1,039   $  52,340
          Linda Smith                  0         668         143         811
          ------------------------------------------------------------------
                               $  30,000   $  21,969   $   1,182   $  53,151
          ==================================================================

Note 5.  INCOME TAXES

           The Company does not have any income tax liabilities during the current year and, accordingly, no income taxes are recorded. The potential income tax benefits associated with losses incurred by the Company have not been recorded in the accounts as future taxation.

Note 6.    INVESTMENT IN MINERAL PROPERTY

           The claims that the Company acquired from L.C.M. Equity Inc. in the Black River area in the, Thunder Bay Mining Division, Ontario, expired during the fiscal year ended January 31, 2003, and accordingly, costs of $200,000 were written off, resulting in a charge to operations of $200,000 in that fiscal year. During the current fiscal year ended January 31, 2004, the claims were restaked and the costs of restaking the newly named claims are capitalized as deferred exploration costs.

           The Company has 100% interest in Dotted Lake Property (TB 3011450 expiring March 14, 2005, TB 3011451 expiring March 14, 2005, TB 3011452 expiring March 23, 2005, TB3011453 expiring March 23, 2005,
           TB3011454 expiring March 23, 2005, Thunder Bay Mining Division, Ontario, Canada. These claims are held in trust for the Company in the name of 1179406 Ontario Limited, the latter of which is owned by Mr. Robert Reukl, the original staker of the claims who transferred the claims to1179406 Ontario Limited.

           Geological fees of $4,206 covering staking of these claims were incurred and capitalized for the year ended January 31, 2004.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 7.    ADVANCE FOR EXPLORATION EXPENDITURES

           The advance for exploration expenditures of $152,000 is held by L.C.M. Equity Inc. ("LCM") for exploration expenditures. LCM is required to proceed with exploration upon notice from Gemstar Resources Ltd. LCM is a private company which is not related to Gemstar Resources Inc. Management has determined that there is no impairment of this amount as at January 31, 2004.

Note 8.    LAWSUIT

           There is a claim by Ellis Foster that it is owed $51,680 for accounting services it provided to the Company. The Company disputes the payment of fees charged to it in the connection with the audit of Dalian Maple Leaf International School, a private company owned by the Company's former president, Mr. Sherman Jen.

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

             These financial statements are prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). Differences at January 31, 2004 between Canadian GAAP and United States generally accepted accounting principles (U.S. GAAP) are described below, with the financial statement disclosure restated from Canadian GAAP with adjustments shown to conform to U.S. GAAP:

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
BALANCE SHEET
January 31, 2004
(With Comparative Figures as at January 31, 2003)
(In Canadian Dollars)

=================================================================================================================================
                                                                           2004
                                                     ----------------------------------------------------------
                                                                          Adjustments
                                                     Canadian             to Arrive at             U.S.
                                                       GAAP                 U.S. GAAP              GAAP                 2003
                                                ---------------        ----------------     ----------------     ---------------
ASSETS
Current Assets
  Cash                                      $               587      $               --                  587  $            1,854
  Cash in lawyer trust account                              354  (a)              (354)                   --                  --
  Deposit on credit card                                  6,900  (a)            (6,900)                   --                  --
  GST receivable                                          2,458                      --                2,458               1,790
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL CURRENT ASSETS                        10,299                 (7,254)                3,045               3,644

Advance for exploration expenditures                    152,000  (a)          (152,000)                   --                  --

Fixed Assets, net                                         1,157                      --                1,157                  --

Investment in mineral property                            4,206  (b)            (4,206)                   --                  --
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                $           167,662      $        (163,460)  $             4,202  $            3,644
=================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities    $            99,255      $               --  $            99,255  $          100,883
Loans from related parties                              684,644                      --              684,644             722,302
---------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                               783,899                      --              783,899             823,185
---------------------------------------------------------------------------------------------------------------------------------

Shareholders' Equity
  Share capital
  Authorized:
   100,000,000 common shares without par value
  Issued:
   5,651,714 common shares
   (April 30, 2004 - 5,651,714 common shares)         1,113,471                      --            1,113,471           1,113,471
  Loans from related party                              106,754                      --              106,754                  --
  Retained earnings, accumulated during
   the development stage                             (1,836,462)               (163,460)          (1,999,922)         (1,933,012)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                             (616,237)               (163,460)            (779,697)           (819,541)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $           167,662      $         (163,460)  $            4,202  $            3,644
=================================================================================================================================

APPROVED ON BEHALF OF THE BOARD:

 "Linda Smith"
 -----------------
 "Shannon Krell"
 -----------------

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF INCOME
For the Year Ended January 31, 2004
(With Comparative Figures for the Year Ended January 31, 2003)
(In Canadian Dollars)

=================================================================================================================================
                                                                              2004
                                                -----------------------------------------------------------
                                                                          Adjustments
                                                     Canadian             to Arrive at             U.S.
                                                       GAAP                 U.S. GAAP              GAAP                 2003
                                                ---------------        ----------------     ----------------     ---------------
GENERAL AND ADMINISTRATION EXPENSES
   Amortization                             $               496      $               --  $               496  $               --
   Audit fees                                             2,700                      --                2,700               8,390
   Bank charges and interest                                604                      --                  604                 292
   Consulting                                             1,035                      --                1,035                  --
   Advance for exploration expenditures                      --                      --                   --             152,000
   Exploration costs on mineral properties                   --  (b)              4,206                4,206                  --
   Filing and transfer agent fees                           711                      --                  711                 647
   Legal fees                                             1,218  (a)                354                1,572                  --
   Management fees                                       30,000                      --               30,000              30,000
   Office expense                                        23,401                      --               23,401              20,871
   Travel and promotion                                   2,185                      --                2,185               9,132
   Write off interest in mineral claims dropped              --                      --                   --             200,000
---------------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE YEAR                       $            62,350      $            4,560  $            66,910  $          421,332
=================================================================================================================================

Weighted Average Number of Shares Outstanding
          Basic                                       5,651,714                                    5,651,714           5,651,714
=================================================================================================================================
          Diluted                                     5,651,714                                    5,651,714           5,651,714
=================================================================================================================================
NET PROFIT (LOSS) PER SHARE
          Basic                             $              0.01                          $              0.01  $             0.07
=================================================================================================================================
          Diluted                           $              0.01                          $              0.01  $             0.07
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF RETAINED EARNINGS
January 31, 2004
(With Comparative Figures for the Year Ended January 31, 2003)
(In Canadian Dollars)

=================================================================================================================================
                                                                              2004
                                                 -----------------------------------------------------------
                                                                            Adjustments
                                                       Canadian             to Arrive at             U.S.
                                                        GAAP                 U.S. GAAP               GAAP                 2003
                                                 ---------------        ----------------     ----------------     ---------------
Net loss for the year                        $          (62,350)      $          (4,560)  $          (66,910)  $        (421,332)
---------------------------------------------------------------------------------------------------------------------------------
Retained earnings (Deficit), beginning of year       (1,774,112)               (158,900)          (1,933,012)         (1,518,055)
Adjustments to opening retained earnings
  - Cancellation of escrow shares                            --                      --                   --               6,375
---------------------------------------------------------------------------------------------------------------------------------
                                                     (1,774,112)               (158,900)          (1,933,012)         (1,511,680)
---------------------------------------------------------------------------------------------------------------------------------
Deficit, end of year                         $       (1,836,462)      $        (163,460)  $       (1,999,922)  $      (1,933,012)
=================================================================================================================================





GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
Statement of Stockholders' Equity
For the Year Ended January 31, 2004
(In Canadian Dollars)

=================================================================================================================================
                                                          Total             Loans from            Retained              Total
                                Number of                Capital              Related             Earnings          Stockholders'
                                  Shares                  Stock                Party             (Deficit)              Equity
                            ---------------        ----------------     ----------------     ---------------     ----------------
Balance, Beginning of Year
  January 31, 2003                5,654,714       $       1,113,471  $                --   $     (1,933,012)   $        (819,541)
Loan from related party                  --                      --              106,754                 --              106,754
Net Loss for the year                    --                      --                   --            (66,910)             (66,910)
---------------------------------------------------------------------------------------------------------------------------------
Balance, End of Year,
  January 31, 2004                5,654,714       $        1,113,471 $          106,754    $     (1,999,922)   $        (779,697)
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF CASH FLOWS
For the Year Ended January 31, 2004
(With Comparative Figures for the Year Ended January 31, 2003)
(In Canadian Dollars)

=================================================================================================================================
                                                                              2004
                                                 ------------------------------------------------------------
                                                                          Adjustments
                                                    Canadian             to Arrive at             U.S.
                                                      GAAP                 U.S. GAAP              GAAP                 2003
                                                 ---------------        ----------------     ----------------     ---------------
FUNDS DERIVED FROM (APPLIED TO)
Operating activities
  Net loss for the year                      $          (62,350)      $          (4,560)  $          (66,910)  $        (421,332)
  Items not requiring use of cash
  Amortization                                              496                      --                  496                  --
  Write off interest in mineral claims dropped               --                      --                   --             200,000
  Changes in non-cash working capital items
  GST receivable                                           (668)                     --                 (668)               (217)
  Advance for exploration expenditures                       --                      --                   --             152,000
  Cash in lawyers' trust account                           (354)  (a)                354                  --                  --
  Deposit on credit card                                     --                      --                   --               6,900
  Accounts payable and accrued                           (1,628)                     --               (1,628)             55,143

---------------------------------------------------------------------------------------------------------------------------------
                                                        (64,504)                 (4,206)             (68,710)             (7,506)
---------------------------------------------------------------------------------------------------------------------------------

Investing activities
  Investment in mineral property                         (4,206)                  4,206                   --                  --
  Purchase of fixed assets                               (1,653)                     --               (1,653)                 --
---------------------------------------------------------------------------------------------------------------------------------
                                                         (5,859)                  4,206               (1,653)                 --
---------------------------------------------------------------------------------------------------------------------------------

Financing activities
  Loans from related parties, net                        69,096                      --               69,096               9,052
---------------------------------------------------------------------------------------------------------------------------------


CASH INCREASE (DECREASE)
 DURING THE YEAR                                         (1,267)                     --               (1,267)              1,546

CASH, BEGINNING OF YEAR                                   1,854                      --                1,854                 308
---------------------------------------------------------------------------------------------------------------------------------

CASH, END OF YEAR                            $              587       $              --   $              587   $           1,854
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             Detailed adjustments from Canadian GAAP to U.S. GAAP, referenced to disclosure restated, above, are as follows:

             (a) Legal retainer, deposit in credit card, and advance for exploration expenditure

                  Under Canadian GAAP, the legal retainer for $354, deposit in credit card of $6,900 and advance for exploration expenditure for $152,000 can be prepaid. Under United States GAAP, legal retainer, deposit in credit card should be expensed as incurred, and accordingly, the amount of $159,254 is expensed in the current statement of income.

             (b)  Accounting for start-up costs - Mining Properties

                  Deferred Exploration Costs

                  Under Canadian accounting principles, these costs and recoveries may be deferred prior to the commencement of commercial operations. Accounting principles in the United States require expenditures and revenue during the start-up of operations to be charged to earnings. The exploration costs of $4,206 which is deferred under Canadian accounting principles, are expensed in the current statement of income for U.S. GAAP.

             (c)  Income taxes

                 The accounting for income taxes under Canadian GAAP and United States GAAP is essentially the same, except that:

                 - income tax rates of enacted or substantively enacted tax law must be used to calculate future income tax assets and liabilities under Canadian GAAP.
                 - Only income tax rates of enacted tax law can be used under United States GAAP.

                 For both Canadian GAAP and U.S. GAAP, no Future Income Tax (Canadian GAAP) or Deferred Tax (U.S. GAAP) are either recorded as assets or as liabilities, as they are offset by valuation reserves due to uncertainty of utilization of tax losses.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================
Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             (d)   Earnings (Loss) per Common Share

                   Loss per common  share for  Canadian  GAAP for the year ended
             January 31, 2004 is increased for U.S. GAAP due to fact that the loss has been revised under U.S.


                              Weighted              Net Loss                Loss Per Common Share
                               Average     --------------------------    --------------------------
                             Common Shares  Canadian           US          Canadian          US
                              Outstanding     GAAP            GAAP           GAAP           GAAP
                              ---------    ----------     -----------    -----------    -----------
Basic Earnings (Loss)
 Per common Share             5,651,714   $   (62,350)   $    (66,910)   $     (0.01)   $    (0.01)
                                                                           ========================
Dilution Effect                       0             0               0
------------------------------------------------------------------------
Diluted Earnings (Loss)
 Per Common Share             5,651,714   $   (62,350)   $   (66,910)    $     (0.01)   $    (0.01)
===================================================================================================

             (e)  Accounting for asset retirement obligations

                    In August of 2001, U.S. FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and / or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company adopted SFAS 143 for the fiscal year beginning on February 1, 2003. The Company believes that SFAS 143 will not have a material effect on the Company's results of operations, financial position or liquidity.

             (f)  Impairment of capital costs

                  Since February 1, 2003, the Company adopted CICA 3063.04 and 3063.09 for Impairment of capital costs of mineral properties and considered the conditions set out in CICA 3063.09-.10. to determine whether a write-down of capital costs is required. The adoption of the Impairment of capital costs eliminates all differences between Canadian and U.S. GAAP which impairment is defined in FAX-144 as the condition that exists when the carrying amount of a long-lived asset exceeds its fair value.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
January 31, 2004
================================================================================

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             (g) Accounting for costs associated with exit or disposal activities

                  The U.S. FASB recently issued new Standard No. 146 relating to accounting for costs associated with exit or disposal activities. Effective February 1, 2003, the new standard requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Company is required to apply the standard for U.S. GAAP purposes prospectively to exit or disposal activities initiated after February 1, 2003.

             (h)  Investment securities

                  U.S. GAAP requires that investment securities be classified as either "available for sale" or "held to maturity", and requires available for sale securities to be reported on the balance sheet at their estimated fair values. Unrealized gains and losses arising from changes in fair values of available for sale securities are reported net of income taxes in other comprehensive income. Other than temporary declines in fair value are recorded by transferring the unrealized loss from other comprehensive income to the statement of income. For
                  U.S. GAAP, the Company accounts for substantially all investment securities as available for sale. Under Canadian GAAP, investment securities are carried at cost or amortized cost, with other than temporary declines in value recognized based upon expected net realizable values.

            (i)   Statement of Stockholders' Equity

                  A separate Statement of Stockholders' Equity is not required for Canadian GAAP; it is, however, required in accordance with U.S. GAAP and, accordingly, is disclosed as a separate statement in the abovementioned for U.S. GAAP.

             (j)  Exploration Stage Enterprise

                  Under the Canadian accounting principles, the Company is considered to be a Development Stage Enterprise. In accordance with U.S. accounting principles this reference is revised to Exploration Stage Enterprise.

                  Additional disclosure of the following items is required under U.S. accounting principles for exploration stage enterprises:
                  (1) separate caption in the shareholders' equity section of the balance sheet reporting cumulative net losses during the exploration stage, and this is disclosed in the abovementioned balance sheet reconciled to U.S. GAAP. (2) cumulative amounts of revenues and expenses since inception, (3) cumulative statement of cash flows since inception, and (4) details of each issuance of capital stock since inception. The Company has been an exploration stage since March 31, 1998 and the accumulated figures, for Items 2 and 3, are not available and therefore are not disclosed.

================================================================================


                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

Member:                                                                                     Securities Commission Building
Canadian Institute of Chartered Accountants                                                   PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia                                Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)
                                                                                               Vancouver, British Columbia
Registered with:                                                                                            Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)                                         Telephone:  (604) 662-8899
Canadian Public Accountability Board (CPAB)                                                           Fax:  (604) 662-8809
Canada  - British Columbia Public Practice Licence                                                Email:  moenca@telus.net
--------------------------------------------------------------------------------------------------------------------------


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT
                     --------------------------------------



To the Board of Directors of
Gemstar Resources Ltd.
(An Exploration Stage Company)

We have reviewed the accompanying Balance Sheet of Gemstar Resources Ltd. (An Exploration Stage Company) as of July 31, 2004, and the related Statements of Income, Retained Earnings (Deficit), Cash Flows and Stockholders' Equity for the six month period ended July 31, 2004, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Gemstar Resources Ltd.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

On the basis of our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with U.S. generally accepted accounting principles, as disclosed in the reconciliation of Canadian and United States generally accepted accounting principles in Note 9 to the accompanying notes to the financial statements.

We did not review the comparative figures for the six month period ended July 31, 2003 as they were prepared by management, without independent review.


                                                           "Moen and Company"
                                                                   ("Signed")

                                                        Chartered Accountants


Vancouver, British Columbia, Canada
August 16, 2004

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
BALANCE SHEET
July 31, 2004
(With Comparative Figures at January 31, 2004)
(In Canadian Dollars)

=================================================================================================================================
                                                                             July 31,                            January 31,
                                                                             2004                                  2004
                                                                       ----------------                      ---------------
                                                                          (Unaudited)                           (Audited)
ASSETS
Current Assets
         Cash  (Note 2(g))                                           $               496                $                 587
         Cash in lawyers' trust account (Note 2(g))                                  354                                  354
         Deposit on credit card  (Note 2(g))                                       6,900                                6,900
         GST receivable                                                            2,809                                2,458
--------------------------------------------------------------------------------------------------------------------------------
                       TOTAL CURRENT ASSETS                                       10,559                               10,299

Advance for exploration expenditures (Note 7)                                    152,000                              152,000

Fixed Assets, net (Note 2)                                                           983                                1,157

Investment in mineral property (Note 6)                                            4,206                                4,206
--------------------------------------------------------------------------------------------------------------------------------

                       TOTAL ASSETS                                   $           167,748               $              167,662
================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
         Accounts payable and accrued liabilities                     $            96,212               $               99,255
         Loans from related parties (Note 4)                                      725,636                              684,644
--------------------------------------------------------------------------------------------------------------------------------
                       TOTAL CURRENT LIABILITIES                                  821,848                              783,899
--------------------------------------------------------------------------------------------------------------------------------

Shareholders' Equity
         Share capital (Note 3)
                Authorized:
                       100,000,000 common shares without par value
                Issued:
                       5,651,714 common shares, unchanged from
                       January 31, 2004                                         1,113,471                            1,113,471
                Loans from related party (Note 4)                                 106,754                              106,754
         Retained earnings, accumulated during the development stage
                      (Notes 1 & 2(j))                                         (1,874,325)                          (1,836,462)
-------------------------------------------------------------------------------------------------------------------------------
                       TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                      (654,100)                            (616,237)
-------------------------------------------------------------------------------------------------------------------------------
                       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $          167,748              $               167,662
===============================================================================================================================

Nature and continuance of operations:  Note 1
APPROVED ON BEHALF OF THE BOARD:

"Linda Smith"         Chief Executive Officer, Director
---------------------
"Shannon Krell"       Chief Financial Officer, Director
---------------------


See Accompanying Review Engagement Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF INCOME
For the Six Month Period Ended July 31, 2004
(With Comparative Figures for the Six Month Period Ended July 31, 2003) (In Canadian Dollars)

=================================================================================================================================

                                                             Three Month Period Ended                 Six Month Period Ended
                                                                      July 31,                                July 31,
                                                       -------------------------------------     --------------------------------
                                                            2004                    2003            2004                 2003
                                                       ---------------          ------------     ------------         -----------
GENERAL AND ADMINISTRATION EXPENSES
      Amortization                                   $              87        $          --      $        174     $           --
      Audit fees                                                 3,000                   --             3,000                400
      Bank charges and interest                                    102                  250               144                463
      Consulting                                                 2,205                   --             2,205              1,035
      Management fees                                            7,500                7,500            15,000             15,000
      Office expense                                             7,487                5,008            13,615              9,726
      Travel and promotion                                       1,663                   --             3,725                 --
---------------------------------------------------------------------------------------------------------------------------------
                                                                22,044               12,758            37,863             26,624
--------------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                              $         (22,044)       $     (12,758)     $    (37,863)    $      (26,624)
=================================================================================================================================

Weighted Average Number of Shares Outstanding
                        Basic                                5,651,714            5,651,714         5,651,714          5,651,714
=================================================================================================================================
                        Diluted                              5,651,714            5,651,714         5,651,714          5,651,714
=================================================================================================================================
NET PROFIT (LOSS) PER SHARE
                        Basic                        $          (0.00)        $      (0.00)      $      (0.01)    $       (0.00)
=================================================================================================================================
                        Diluted                      $          (0.00)        $      (0.00)      $      (0.01)    $       (0.00)
=================================================================================================================================


See Accompanying Review Engagement Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF RETAINED EARNINGS
July 31, 2004
(With Comparative Figures for the Six Month Period Ended July 31, 2003) (In Canadian Dollars)

=================================================================================================================================


                                                       Three Month Period Ended                   Six Month Period Ended
                                                               July 31,                                   July 31,
                                                  -------------------------------------    -------------------------------------
                                                       2004                  2003               2004                   2003
                                                  ---------------      ----------------    ---------------       ---------------
Net loss for the period                           $      (22,044)      $        (12,758)    $      (37,863)      $      (26,624)
Retained earnings (Deficit), beginning of period      (1,852,281)            (1,787,978)        (1,836,462)          (1,774,112)
---------------------------------------------------------------------------------------------------------------------------------
Deficit, end of period                            $   (1,874,325)      $     (1,800,736)    $   (1,874,325)      $   (1,800,736)
=================================================================================================================================


See Accompanying Review Engagement Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
(a Development Stage Company)
STATEMENT OF CASH FLOWS
For the Six Month Period Ended July 31, 2004
(With Comparative Figures for the Six Month Period Ended July 31, 2003) (In Canadian Dollars)

=================================================================================================================================
                                                      Three Month Period Ended                       Six Month Period Ended
                                                              July 31,                                      July 31,
                                                     -------------------------------------     -------------------------------
                                                          2004                    2003             2004                  2003
                                                     ---------------          ------------     -------------     -------------
FUNDS DERIVED FROM (APPLIED TO)
Operating activities
         Net loss for the period                     $      (22,044)      $      (12,758)     $     (37,863)     $    (26,624)
         Items not requiring use of cash
                Amortization                                     87                   --                174                --
         Changes in non-cash working capital items
                GST receivable                                 (182)                  --               (351)               --
                Accounts payable and accrued                 (1,635)               9,680             (3,043)           22,154
---------------------------------------------------------------------------------------------------------------------------------
                                                            (23,774)              (3,078)           (41,083)           (4,470)

Investing activities
         Investment in mineral property                          --                                      --            (4,206)
---------------------------------------------------------------------------------------------------------------------------------

Financing activities
         Loans from related parties, net                     24,990                2,999             40,992             8,695
-------- ------------------------------------------------------------------------------------------------------------------------


CASH INCREASE (DECREASE)
         DURING THE PERIOD                                    1,216                 (79)                (91)               19
CASH (BANK OVERDRAFT),
         BEGINNING OF PERIOD                                   (720)              1,952                 587             1,854
---------------------------------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                  $          496       $       1,873       $         496      $      1,873
=================================================================================================================================



See Accompanying Review Engagement Report and Notes to Financial Statements

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 1.   NATURE AND CONTINUANCE OF OPERATIONS

           The Company was incorporated on March 31, 1998. The Company is in the development stage relating to exploration and development of mineral properties and has not generated any revenues from its planned operations. The deficit has been accumulated during this development stage.

           While the information presented in the accompanying interim six month to July 31, 2004 financial statements is unaudited, it includes all adjustments which are, in the opinion of management necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.

           These financial statement have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $1,880,700 and has a working capital deficit at July 31, 2004 of $811,289. These factors create doubt as to the ability of the Company to continue as a going concern unless sufficient funds are raised for the payment of its current liabilities and for ongoing operations. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern.

Note 2.   SIGNIFICANT ACCOUNTING POLICIES

           a)  Fixed assets and amortization

               The Company records amortization on computer equipment at 30%, on a declining balance basis.


                                                         July 31,
                                            ----------------------------------
                                                   2004              2003
                                            ----------------   ---------------
Cost                                        $      1,653       $           -
Accumulated amortization                             670                   -
------------------------------------------------------------------------------
                                            $        983       $           -
==============================================================================


           b)  General and administration expenses

                General  and   administration   expenses   are  written  off  to
                operations as incurred.

           c)    Financial Instruments

                 The Company's financial instruments consist of cash and bank overdraft, GST receivable, and current liabilities. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           d)   Translation of Foreign Currency

                The accounts of the Company are translated into Canadian dollars on the following basis:

                -monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date
                -non-monetary assets and liabilities are translated at the rate prevailing when the transaction occurred
                -revenue, general & administration expenses, and gains and losses are translated at the average exchange rate in effect during the period
                -exchange gains or losses from conversion are included in the current net income.
                -depreciation or amortization of assets translated at historical exchange rates are translated at the same exchange rates as the assets to which they relate;

        e)       Use of estimates

                 The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates that affect certain reported amounts and disclosures. Estimates are used for, but are not limited to, the accounting for doubtful accounts, amortization, income taxes, and the recoverability of non-producing mining property capitalized costs and deferred exploration expenditures. Actual results may differ from those estimates.

        f)       Stock-based compensation plan

                 Effective January 1, 2002 the Company adopted, on a prospective basis, CICA HB 3870 stock-based compensation and other stock-based payments, which established standards for the recognition, measurement, and disclosure of stock-based payments made in exchange for goods and services. Stock-based compensation and other stock-based payments require that stock-based payments to non-employees be accounted for using a fair value based method of accounting.

                 The new standards permit, and the Company has adopted, the use of the intrinsic value based method, which recognizes compensation costs for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro forma disclosure of earnings and earnings and earnings per share as if the fair value based method had been adopted. No stock options were issued during the period.

        g)       Cash

                 Cash and cash equivalents consist of $496 cash deposit in bank, $6,900 security deposit for credit card and $354 cash in lawyers' trust account as at July 31, 2004.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            h)      Mineral Properties

                    Acquisition costs of mineral properties are capitalized by the Company, and are dealt with in the same manner as deferred exploration costs. Mineral property sale proceeds or option payments received for exploration rights are credited firstly to mineral property costs, secondly, as a recovery of deferred exploration costs, and thereafter, recognized as a gain or loss in current operations.

            i)      Values

                    The amounts for deferred exploration costs and mineral properties represent costs incurred to date and are not intended to reflect present or future values. The recoverability of the amounts shown for mineral properties and deferred exploration costs is dependent on the confirmation of economically recoverable reserves, the ability of the Company to obtain the necessary financing to successfully complete their development, including compliance with the requirements of lenders who may provide this financing from time to time, and upon future profitable operations.

            j)    Restatement of Prior Year Figures

                  On the cancellation of 637,500 escrow shares for the fiscal year ended January 31, 2003, there was no reduction in the dollar amounts of issued share capital. The January 31, 2003, figures have been restated to reflect a reduction in issued share capital of $6,375 and a credit to the retained earnings (deficit) for $6,375 reflecting the cancellation of escrow shares.

            k) In the opinion of management the unaudited quarterly financial statements reflect all adjustments consisting only of normal recurring adjustments, necessary to present fairly the financial position at July 31, 2004, the results of operations and changes in cash flows for the six month period ended July 31, 2004, in accordance with accounting principles generally accepted in Canada. These financial statements should be read in conjunction with the Company's financial statements and notes thereto related to the year ended January 31, 2004.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 3.   SHARE CAPITAL

        a)       Authorized: 100,000,000 common shares without par value

        b)       Issued and outstanding:

                                                      Six Month Period Ended July 31,
                                             ---------------------------------------------------
                                                       2004                        2003
                                             -------------------------    ----------------------
                                               Shares           $          Shares           $
                                             ---------     ----------    ---------    ----------
                                             Number of       Total of     Number of     Total of
                                              Common         Capital       Common        Capital
                                              shares          stock        shares         stock
                                             ---------      ----------   ---------     ---------
Balance, January 31, 2004 and 2003
Unchanged to July 31, 2004 & 2003            5,651,714     $ 1,113,471   5,651,714   $ 1,113,471
                                            ====================================================

Note 4.   RELATED PARTY TRANSACTIONS

        (a) (i) Loans from related parties of $725,636 as at July 31, 2004 ($684,644 - January 31, 2004) are unsecured, non interest bearing, with no specific terms of repayment.

              (ii)Loans from related party of $106,754.15 as at July 31, 2004 is non interest bearing, and shall mature on January 1, 2006 unless it is converted into equity (each $0.05 of Principal outstanding may be converted into one share) prior to the maturity date. This amount is disclosed as equity.

        (b) Management fees incurred and expenses paid on behalf of the Company for the period ended July 31, 2004 are as follows:



                               Management    Office     Travel&
                                  Fees      Expenses   Promotion     Total
                               ---------    --------   ---------    --------
          Darcy Krell          $  15,000   $  11,327   $   3,726   $  30,053
          Linda Smith                            950                     950
          ------------------------------------------------------------------
                               $  15,000   $  12,277   $   3,726   $  31,003
          ==================================================================


Note 5.  INCOME TAXES

           The Company does not have any income tax liabilities during the current year and, accordingly, no income taxes are recorded. The potential income tax benefits associated with losses incurred by the Company have not been recorded in the accounts as future taxation, due to uncertainty as to the utilization of tax losses.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 6.    INVESTMENT IN MINERAL PROPERTY

           The claims that the Company acquired from L.C.M. Equity Inc. in the Black River area in the, Thunder Bay Mining Division, Ontario, expired during the fiscal year ended January 31, 2003, and accordingly, costs of $200,000 were written off, resulting in a charge to operations of $200,000 in that fiscal year. During the current fiscal year ended January 31, 2004, the claims were restaked and the costs of restaking the newly named claims are capitalized as deferred exploration costs.

           The Company has 100% interest in Dotted Lake Property (TB 3011450 expiring March 14, 2005, TB 3011451 expiring March 14, 2005, TB 3011452 expiring March 23, 2005, TB3011453 expiring March 23, 2005,
           TB3011454 expiring March 23, 2005, Thunder Bay Mining Division, Ontario, Canada. These claims are held in trust for the Company in the name of 1179406 Ontario Limited, the latter of which is owned by Mr. Robert Reukl, the original staker of the claims who transferred the claims to1179406 Ontario Limited.

           Geological fees of $4,206 covering staking of these claims were incurred and capitalized for the year ended January 31, 2004.

Note 7.    ADVANCE FOR EXPLORATION EXPENDITURES

           The advance for exploration expenditures of $152,000 is held by L.C.M. Equity Inc. ("LCM") for exploration expenditures. LCM is required to proceed with exploration upon notice from Gemstar Resources Ltd. LCM is a private company which is not related to Gemstar Resources Inc. Management has determined that there is no impairment of this amount as at July 31, 2004.

Note 8.    LAWSUIT

           There is a claim by Ellis Foster that it is owed $51,680 for accounting services it provided to the Company. The Company disputes the payment of fees charged to it in the connection with the audit of Dalian Maple Leaf International School, a private company owned by the Company's former president, Mr. Sherman Jen.

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

             These financial statements are prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). Differences at July 31, 2004 between Canadian GAAP and United States generally accepted accounting principles (U.S. GAAP) are described below, with the financial statement disclosure restated from Canadian GAAP with adjustments shown to conform to U.S. GAAP:

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
BALANCE SHEET
July 31, 2004
(With Comparative Figures as at July 31, 2003)
(In Canadian Dollars)

=================================================================================================================================
                                                                           2004
                                                     ----------------------------------------------------------
                                                                          Adjustments
                                                     Canadian             to Arrive at             U.S.
                                                       GAAP                 U.S. GAAP              GAAP                 2003
                                                ---------------        ----------------     ----------------     ---------------
ASSETS
Current Assets
  Cash                                       $              496      $               --   $             496  $            1,873
  Cash in lawyer trust account                              354  (a)               (354)                 --                  --
  Deposit on credit card                                  6,900  (a)             (6,900)                 --                  --
  GST receivable                                          2,809                      --               2,809               1,790
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT ASSETS                                  10,559                  (7,254)              3,305               3,663

Advance for exploration expenditures                    152,000  (a)           (152,000)                 --                  --

Fixed Assets, net                                           983                      --                 983                  --

Investment in mineral property                            4,206  (b)            (4,206)                  --                  --
-------------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                 $          167,748      $        (163,460)   $           4,288  $            3,663
===============================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued liabilities   $           96,212      $               --   $          96,212  $          228,037
  Loans from related parties                            725,636                      --             725,636             625,997
-------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                               821,848                      --             821,848             854,034
-------------------------------------------------------------------------------------------------------------------------------

Shareholders' Equity
  Share capital
   Authorized:
     100,000,000 common shares without par value
   Issued:
       5,651,714 common shares
      (July 31, 2004 - 5,651,714 common shares)       1,113,471                      --           1,113,471           1,113,471
   Loans from related party                             106,754                      --             106,754                  --
   Retained earnings, accumulated during
      the development stage                          (1,874,325)               (163,460)         (2,037,785)         (1,963,842)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                             (654,100)               (163,460)           (817,560)           (850,371)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $          167,748      $         (163,460)   $          4,288  $            3,663
===============================================================================================================================

APPROVED ON BEHALF OF THE BOARD:

"Linda Smith"
---------------
"Shannon Krell"
---------------

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF INCOME
For the Period Ended July 31, 2004
(With Comparative Figures for the Period Ended July 31 2003)
(In Canadian Dollars)
(Unaudited)

=================================================================================================================================
                                                                                   Six Month Period Ended
                                                ---------------------------------------------------------------------------------
                                                                              2004
                                                -----------------------------------------------------------
                                                                          Adjustments
                                                     Canadian             to Arrive at             U.S.
                                                       GAAP                 U.S. GAAP              GAAP                 2003
                                                ---------------        ----------------     ----------------     ----------------
GENERAL AND ADMINISTRATION EXPENSES
 Amortization                                $             174      $               --    $             174                  --
 Audit fees                                              3,000                      --                3,000                 400
 Bank charges and interest                                 144                      --                  144                 463
 Consulting                                              2,205                      --                2,205               1,035
 Exploration costs on mineral properties                    --                      --                   --               4,206
 Management fees                                        15,000                      --               15,000              15,000
 Office expense                                         13,615                      --               13,615               9,726
 Travel and promotion                                    3,725                      --                3,725                  --
---------------------------------------------------------------------------------------------------------------------------------
                                                        37,863                      --               37,863              30,830
---------------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                      $         (37,863)     $               --    $         (37,863)  $         (30,830)
=================================================================================================================================
Weighted Average Number of Shares Outstanding
 Basic                                               5,651,714                                    5,651,714           5,651,714
=================================================================================================================================
 Diluted                                             5,651,714                                    5,651,714           5,651,714
=================================================================================================================================
NET PROFIT (LOSS) PER SHARE
 Basic                                       $           (0.01)                           $           (0.01)  $           (0.01)
=================================================================================================================================
 Diluted                                     $           (0.01)                           $           (0.01)  $           (0.01)
=================================================================================================================================


                                                                              Three Month Period Ended
                                                ---------------------------------------------------------------------------------
                                                                              2004
                                                -----------------------------------------------------------
                                                                          Adjustments
                                                     Canadian             to Arrive at             U.S.
                                                       GAAP                 U.S. GAAP              GAAP                 2003
                                                ---------------        ----------------     ----------------     ----------------
GENERAL AND ADMINISTRATION EXPENSES
 Amortization                                $               87      $               --   $              87                  --
 Audit fees                                               3,000                      --               3,000                  --
 Bank charges and interest                                  102                      --                 102                 250
 Consulting                                               2,205                      --               2,205                  --
 Management fees                                          7,500                      --               7,500               7,500
 Office expense                                           7,487                      --               7,487               5,008
 Travel and promotion                                     1,663                      --               1,663                  --
---------------------------------------------------------------------------------------------------------------------------------
                                                         22,044                      --              22,044              12,758
---------------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                      $          (22,044)      $              --   $         (22,044)  $         (12,758)
=================================================================================================================================
Weighted Average Number of Shares Outstanding
    Basic                                             5,651,714                                   5,651,714           5,651,714
=================================================================================================================================
    Diluted                                           5,651,714                                   5,651,714           5,651,714
=================================================================================================================================
NET PROFIT (LOSS) PER SHARE
    Basic                                    $           (0.00)                           $           (0.00)  $          (0.00)
=================================================================================================================================
    Diluted                                  $           (0.00)                           $           (0.00)  $          (0.00)
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF RETAINED EARNINGS
July 31, 2004
(With Comparative Figures for the Period Ended July 31 2003)
(In Canadian Dollars)
(Unaudited)

=================================================================================================================================


                                                                                     Six Month Period Ended
                                                               ------------------------------------------------------------------
                                                                           2004
                                                   ------------------------------------------------------
                                                                       Adjustments
                                                     Canadian          to Arrive at             U.S.
                                                       GAAP              U.S. GAAP              GAAP                 2003
                                                   --------------      --------------    ----------------     ---------------
Net loss for the period                           $      (37,863)    $             --   $        (37,863)   $        (30,830)
Retained earnings (Deficit), beginning of period      (1,836,462)            (163,460)        (1,999,922)         (1,933,012)
---------------------------------------------------------------------------------------------------------------------------------
Deficit, end of period                            $   (1,874,325)    $       (163,460)  $     (2,037,785)   $     (1,963,842)
=================================================================================================================================



                                                                                     Three Month Period Ended
                                                               ------------------------------------------------------------------
                                                                           2004
                                                   ------------------------------------------------------
                                                                       Adjustments
                                                     Canadian          to Arrive at             U.S.
                                                       GAAP              U.S. GAAP              GAAP                 2003
                                                   --------------      --------------    ----------------     ---------------
Net loss for the period                           $     (22,044)    $              --   $         (22,044)   $       (12,758)
Retained earnings (Deficit), beginning of period     (1,852,281)             (163,460)         (2,015,741)        (1,951,084)
---------------------------------------------------------------------------------------------------------------------------------
Deficit, end of period                            $  (1,874,325)    $        (163,460)  $      (2,037,785)   $    (1,963,842)
=================================================================================================================================


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
Statement of Stockholders' Equity
Period Ended July 31, 2004
(In Canadian Dollars)
(Unaudited)

=================================================================================================================================
                                                          Total            Loans from            Retained              Total
                                Number of                Capital             Related             Earnings           Stockholders'
                                 Shares                  Stock                Party              (Deficit)             Equity
                             ---------------        ----------------      -------------      ---------------       --------------
Balance, Beginning of Year
 January 31, 2003                  5,654,714      $        1,113,471   $                  $      (1,933,012)    $       (819,541)
Loan from related party                                                         106,754                                  106,754
Net Loss for the year                                                                               (66,910)             (66,910)
---------------------------------------------------------------------------------------------------------------------------------
Balance, End of Year,
 January 31, 2004                  5,654,714      $        1,113,471   $        106,754   $      (1,999,922)    $       (779,697)
Net loss for the period                                                                             (37,863)             (37,863)
---------------------------------------------------------------------------------------------------------------------------------
Balance, End of Period
 July 31, 2004                     5,654,714      $        1,113,471   $        106,754   $      (2,037,785)    $       (817,560)
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


GEMSTAR RESOURCES LTD.
(an Exploration Stage Enterprise)(j)
STATEMENT OF CASH FLOWS
For the Period Ended July 31, 2004
(With Comparative Figures for the Period Ended July 31 2003)
(In Canadian Dollars)
(Unaudited)

=================================================================================================================================


                                                                                     Six Month Period Ended
                                                               ------------------------------------------------------------------
                                                                           2004
                                                   ------------------------------------------------------
                                                                       Adjustments
                                                     Canadian          to Arrive at             U.S.
                                                       GAAP              U.S. GAAP              GAAP                 2003
                                                   --------------      --------------    ----------------     ---------------
FUNDS DERIVED FROM (APPLIED TO)
Operating activities
 Net loss for the period                        $         (37,863)  $              --   $        (37,863)  $          (30,830)
 Items not requiring use of cash
 Amortization                                                 174                  --                174                  --
 Changes in non-cash working capital items
 GST receivable                                              (351)                 --               (351)                 --
 Accounts payable and accrued                              (3,043)                 --             (3,043)              22,154
---------------------------------------------------------------------------------------------------------------------------------
                                                          (41,083)                 --            (41,083)              (8,676)
---------------------------------------------------------------------------------------------------------------------------------
Investing activities                                       --                      --                 --                  --
---------------------------------------------------------------------------------------------------------------------------------
Financing activities
 Loans from related parties, net                           40,992                  --             40,992                8,695
---------------------------------------------------------------------------------------------------------------------------------
CASH INCREASE (DECREASE)
  DURING THE PERIOD                                          (91)                  --                (91)                  19
CASH, BEGINNING OF PERIOD                                    587                   --                587                1,854
---------------------------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                             $            496    $              --   $            496   $            1,873
=================================================================================================================================


                                                                                     Three Month Period Ended
                                                               ------------------------------------------------------------------
                                                                           2004
                                                   ------------------------------------------------------
                                                                       Adjustments
                                                     Canadian          to Arrive at             U.S.
                                                       GAAP              U.S. GAAP              GAAP                 2003
                                                   --------------      --------------    ----------------     ---------------
FUNDS DERIVED FROM (APPLIED TO)
Operating activities
 Net loss for the period                        $         (22,044)  $             --    $         (22,044)   $       (12,758)
 Items not requiring use of cash
    Amortization                                               87                 --                   87                  --
    Changes in non-cash working capital items
    GST receivable                                           (182)                --                 (182)                 --
    Accounts payable and accrued                           (1,635)                --               (1,635)             9,680
---------------------------------------------------------------------------------------------------------------------------------
                                                          (23,774)                --              (23,774)            (3,078)
---------------------------------------------------------------------------------------------------------------------------------
Investing activities                                           --                 --                   --                  --
---------------------------------------------------------------------------------------------------------------------------------
Financing activities
 Loans from related parties, net                           24,990                 --               24,990              2,999
---------------------------------------------------------------------------------------------------------------------------------
CASH INCREASE (DECREASE)
 DURING THE PERIOD                                          1,216                 --                1,216                (79)
CASH, BEGINNING OF PERIOD                                    (720)                --                 (720)             1,952
---------------------------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                             $             496   $             --    $             496    $         1,873
=================================================================================================================================

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             Detailed adjustments from Canadian GAAP to U.S. GAAP, referenced to disclosure restated, above, are as follows:

             (a) Deposit in credit card, legal retainer, and advance for exploration expenditure

                  Under Canadian GAAP, deposit in credit card of $6,900, legal retainer of $354, and advance for exploration expenditure for $152,000 can be prepaid. Under United States GAAP, deposit in credit card, legal retainer and advance for exploration expenditure should be expensed as incurred, and accordingly, the amount of $159,254 is expensed in the current statement of income.

              (b) Accounting for start-up costs - Mining Properties

                  Deferred Exploration Costs

                  Under Canadian accounting principles, these costs and recoveries may be deferred prior to the commencement of commercial operations. Accounting principles in the United States require expenditures and revenue during the start-up of operations to be charged to earnings. The exploration costs of $4,206 which are deferred under Canadian accounting principles, are expensed in the current statement of income for U.S. GAAP.

             (c)  Income taxes

                 The accounting for income taxes under Canadian GAAP and United States GAAP is essentially the same, except that:

                 - income tax rates of enacted or substantively enacted tax law must be used to calculate future income tax assets and liabilities under Canadian GAAP.
                 - Only income tax rates of enacted tax law can be used under United States GAAP.

                 For both Canadian GAAP and U.S. GAAP, no Future Income Tax (Canadian GAAP) or Deferred Tax (U.S. GAAP) are either recorded as assets or as liabilities, as they are offset by valuation reserves due to uncertainty of utilization of tax losses.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             (d)   Earnings (Loss) per Common Share

                   Loss per common share for Canadian GAAP for the period ended July 31, 2004 is increased for U.S. GAAP due to fact that the loss has been revised under U.S. GAAP.


                              Weighted              Net Loss                Loss Per Common Share
                               Average     --------------------------    --------------------------
                             Common Shares  Canadian           US          Canadian          US
                              Outstanding     GAAP            GAAP           GAAP           GAAP
                              ---------    ----------     -----------    -----------    -----------
Basic Earnings (Loss)
 Per common Share             5,651,714   $   (37,863)   $    (37,863)   $     (0.01)   $    (0.01)
                                                                           ========================
Dilution Effect                       0             0               0
------------------------------------------------------------------------
Diluted Earnings (Loss)
 Per Common Share             5,651,714   $   (37,863)   $    (37,863)   $     (0.01)   $    (0.01)
===================================================================================================


             (e)   Accounting for asset retirement obligations

                    In August of 2001, U.S. FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and / or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company adopted SFAS 143 for the fiscal year beginning on February 1, 2003. The Company believes that SFAS 143 will not have a material effect on the Company's results of operations, financial position or liquidity.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             (f)  Impairment of capital costs

                  Since February 1, 2003, the Company adopted CICA 3063.04 and 3063.09 for Impairment of capital costs of mineral properties and considered the conditions set out in CICA 3063.09-.10. to determine whether a write-down of capital costs is required. The adoption of the Impairment of capital costs eliminates all differences between Canadian and U.S. GAAP which impairment is defined in FAX-144 as the condition that exists when the carrying amount of a long-lived asset exceeds its fair value.

             (g)Accounting for costs associated with exit or disposal activities

                  The U.S. FASB recently issued new Standard No. 146 relating to accounting for costs associated with exit or disposal activities. Effective February 1, 2003, the new standard requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Company is required to apply the standard for U.S. GAAP purposes prospectively to exit or disposal activities initiated after February 1, 2003.

             (h)  Investment securities

                  U.S. GAAP requires that investment securities be classified as either "available for sale" or "held to maturity", and requires available for sale securities to be reported on the balance sheet at their estimated fair values. Unrealized gains and losses arising from changes in fair values of available for sale securities are reported net of income taxes in other comprehensive income. Other than temporary declines in fair value are recorded by transferring the unrealized loss from other comprehensive income to the statement of income. For
                  U.S. GAAP, the Company accounts for substantially all investment securities as available for sale. Under Canadian GAAP, investment securities are carried at cost or amortized cost, with other than temporary declines in value recognized based upon expected net realizable values.

            (i)   Statement of Stockholders' Equity

                  A separate Statement of Stockholders' Equity is not required for Canadian GAAP; it is, however, required in accordance with U.S. GAAP and, accordingly, is disclosed as a separate statement in the abovementioned for U.S. GAAP.

GEMSTAR RESOURCES LTD.
Notes to Financial Statements
July 31, 2004
(Unaudited)
--------------------------------------------------------------------------------

Note 9. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

             (j)  Exploration Stage Enterprise

                  Under the Canadian accounting principles, the Company is considered to be a Development Stage Enterprise. In accordance with U.S. accounting principles this reference is revised to Exploration Stage Enterprise.

                  Additional disclosure of the following items is required under U.S. accounting principles for exploration stage enterprises:
                  (1) separate caption in the shareholders' equity section of the balance sheet reporting cumulative net losses during the exploration stage, and this is disclosed in the abovementioned balance sheet reconciled to U.S. GAAP. (2) cumulative amounts of revenues and expenses since inception, (3) cumulative statement of cash flows since inception, and (4) details of each issuance of capital stock since inception. The Company has been an exploration stage since March 31, 1998 and the accumulated figures, for Items 2 and 3, are not available and therefore are not disclosed.